SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                            ____________________

                                  FORM 8-K

                               CURRENT REPORT

                            ____________________



                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




                                Date of Report

                (Date of earliest event reported):  March 1, 1996




                                  FRED'S, INC.
             (Exact name of registrant as specified in its charter)



          Tennessee                 0-19288                   62-0634010
        (State of           (Commission File Number)        (IRS Employer
        Incorporation)                                    Identification No.)



            4300 New Getwell Road, Memphis, Tennessee             38118
             (Address of principal executive office)            (Zip Code)



                                 901/365-8880
             (Registrant's telephone number, including area code)


Item 5. Other Events.

        On March 1, 1996 Fred's, Inc. (the "Company") and Rose's Stores, Inc. (NASDAQ/NM:RSTO) jointly announced that they have entered into an agreement in principle regarding the acquisition by merger of Rose's by Fred's. Under the terms of the agreement in principle, stockholders or Rose's would receive approximately three-tenths (0.3) of a share of Fred's Class A common stock for each share of Rose's stock, subject to adjustment for certain changes in the price of Fred's common stock during a specified period preceding the mailing of definitive proxy materials to stockholders. The merger would be subject to the execution of a definitive merger agreement, approval by the stockholders of Fred's and Rose's, and certain other conditions.

        Fred's operates 201 stores in the southeastern United States. Rose's operates 105 stores in the southeastern United States. Rose's common stock is traded on the Nasdaq Stock Market's National Market under the symbol RSTO.



                                 SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             FRED'S, INC.



Dated: March 11, 1996                        By: \s\ Michael J. Hayes
                                                 Michael J. Hayes, Chairman
                                                 and Chief Executive Officer